EXHIBIT 99.1
To Form 8-K dated October 20, 2011
NEWS RELEASE
SEACOAST BANKING CORPORATION OF FLORIDA
Dennis S. Hudson, III
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
(772) 288-6085
William R. Hahl
Executive Vice President/
Chief Financial Officer
(772) 221-2825
SEACOAST REPORTS IMPROVED EARNINGS AND CREDIT QUALITY FOR
THIRD QUARTER 2011
– Earnings increase 12 percent annualized for third quarter

– Nonperforming loans down 79% compared to peak levels in 2009

– Ending loans increased $19.6 million linked quarter or 6.6% annualized

– Average demand deposits increased 15.9% over the prior year
STUART, FL., October 20, 2011 — Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF) today reported a third quarter 2011 net income of $2.6 million, compared to a net loss of $7.6 million for the third quarter of 2010. For the first nine months of 2011, net income totaled $4.1 million compared to a net loss of $23.0 million a year ago. Including preferred stock dividends and accretion of $937,000, the net income applicable to common shareholders was $1.7 million or $0.02 per average common diluted share for the third quarter, compared to a net loss of $8.6 million or $0.09 per average common diluted share for the third quarter of 2010.

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Nonperforming loans to loans outstanding continued to trend lower at 2.70 percent, marking the eighth consecutive quarterly decline from the peak level of 10.23 percent at September 30, 2009. Nonperforming assets fell to 2.75 percent of total assets from 5.06 percent a year ago and totaled $56.3 million at September 30, 2011, a dollar level last achieved at September 30, 2007.
Revenues continued to grow and improved to $21.7 million for the quarter, up $623,000 linked quarter and $508,000 compared to a year ago. New customer growth has produced increases in consumer and commercial core checking account relationships resulting in better deposit mix and increased deposit fees and interchange income. Average noninterest bearing checking balances for the third quarter totaled $323 million, up $44 million or 15.9 percent over the prior year.
“Seacoast’s third quarter results were improved and reflected continued sequential revenue growth and improved credit trends,” said Dennis S. Hudson, III, Chairman and Chief Executive Officer. “Bottom-line results were the best the Company has generated since 2007.

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Balance Sheet Highlights
Total loans were $1,209 million at September 30, 2011, and grew $20 million or 6.6 percent annualized linked quarter, the first quarterly increase since 2007. Loan growth benefited from reduced need to liquidate problem loans and continued strong residential production. There were also improvements in commercial production resulting from a focused program to target small business segments less impacted by the lingering effects of the recession.
Total deposits were $1,661 million at September 30, 2011, increasing $24 million or 1.5 percent compared with a year ago. Noninterest bearing checking balances totaled $324 million, up $48 million or 17.2 percent compared with last year. Total transaction accounts (demand deposit, NOW and money markets) were up $61 million or 6.2 percent and totaled $1,043 million compared to $982.1 million at September 30, 2010. Savings balances increased $20 million to $128 million at quarter-end. Retail certificates of deposit continued to decline with a reduction of $38.7 million or 7.3 percent in the third quarter, and $56.7 million lower than in the third quarter last year.
The Company’s balance sheet continues to be primarily core funded with a loan-to-deposit ratio of 72.7 percent at September 30, 2011, and a strong liquidity position to support further growth.
Capital levels remained strong again this quarter with the Tier 1 capital ratio estimated at 17.4 percent at September 30, 2011 compared with 17.1 percent a year ago. With the strong capital ratios, the Company is well positioned to take advantage of growth opportunities in its core markets.

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Credit Quality Highlights
Improvement in overall credit quality continued in the third quarter. Nonperforming assets decreased $45.6 million to $56.2 million at September 30, 2011 compared to September 30, 2010. Net charge-offs declined from $10.7 million in the third quarter 2010 to $2.8 million for this year’s third quarter. The allowance for loan losses is 87 percent of nonperforming loans as of September 30, 2011 compared with 55 percent for 2010.
Additional highlights include:
•	Mortgage banking revenue in the third quarter 2011 was up $47,000 or 9.2 percent linked quarter due to higher volume and spreads;
•	Service charges on deposit accounts totaled $1.675 million for the quarter, an increase of 10.9 percent over the same quarter last year and up 8.3 percent linked quarter;
•	Wealth management fees totaled $862,000 for the third quarter 2011, up $56,000 or 6.9 percent compared to the same quarter 2010;
•	Interchange income totaled $969,000 for the quarter, an increase of $159,000 or 19.6 percent compared to third quarter 2010;
•	Total noninterest bearing deposits at September 30, 2011 comprised 19.5 percent of total deposits, up from 16.9 percent a year ago;

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•	Checking account household growth was 4.6 percent annualized for the first nine months of 2011; and
•
Tangible common equity (TCE) ratio improved to 5.91 percent from 5.84 percent in the prior quarter; a future recapture of the deferred tax asset valuation allowance would add (proforma) approximately 200 basis points to the TCE ratio.

Net interest income for the quarter totaled $16.9 million, up $393,000 compared with third quarter 2010. The increase over the prior year’s third quarter net interest income is a result of lower deposit costs and lower rates paid on interest bearing liabilities, and a larger investment portfolio. The net interest margin for the third quarter totaled 3.44 percent, up 8 basis points compared to the second quarter 2011, and 9 basis points higher than the third quarter 2010. A stable margin is expected going forward, as a result of lower levels of nonperforming loans and increased loan balances. For the first nine months of 2011, the margin was 3.43 percent, up 8 basis points compared with the prior year’s first nine months.
The Company recorded no provision for loan losses in the third quarter 2011, compared to $0.9 million for the second quarter and $8.9 million for the third quarter of 2010. The allowance for loan losses as a percentage of loans was 2.35 percent at September 30, 2011, compared to 2.63 percent for the second quarter this year and 3.04 percent at September 30, 2010. The reduction in the allowance for the quarter is consistent with lower overall risk in the loan portfolio as both the concentration and loan size have been reduced, particularly in the construction and land development portfolios where the majority of prior loan losses occurred. Current quarter net loan charge-offs totaled $2.8 million compared to $10.7 million for the third quarter 2010 and $4.0 million for the second quarter 2011.

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Third quarter 2011 noninterest income, excluding securities gains and losses, was up $159,000 compared to the second quarter and was up $174,000 compared to the third quarter of 2010. Mortgage banking fees were up $47,000 compared to the second quarter of 2011 with revenues of $556,000, down $98,000 compared with third quarter 2010. Service charges on deposits and interchange income were both up when compared to last year’s third quarter as a result of the increases in new business and retail households. Combined revenues related to these deposit account types totaled $2.6 million in the third quarter, up $323,000 or 13.9 percent compared with third quarter 2010.

	Q-3	Q-2	Q-1	Q-4	Q-3
(dollars in thousands)	2011	2011	2011	2010	2010
Noninterest Income:

Service charges on deposit accounts	$1,675	$1,546	$1,442	$1,590	$1,511
Trust income	541	517	523	510	500
Mortgage banking fees	556	509	395	580	654
Brokerage commissions and fees	321	223	320	325	306
Marine finance fees	229	349	298	355	330
Interchange income	969	995	891	814	810
Other deposit based EFT fees	71	79	90	75	71
Other	344	329	250	338	350

Total	4,706	4,547	4,209	4,587	4,532

Gain on sale of merchant business	0	0	0	600	0

Total	$4,706	$4,547	$4,209	$5,187	$4,532

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Core operating expenses increased by $188,000 for the quarter but were lower by $861,000 over the prior year. Expenses associated with other real estate owned and asset dispositions were lower by $198,000 compared to the second quarter, and down by $51,000 compared with the prior year third quarter. Salaries, wages and benefits for the third quarter 2011 increased $322,000 or 4.0 percent from the second quarter 2011, and were $295,000 or 3.7 percent higher when compared to the same period in 2010, as the result of added commercial lenders and higher commissions from increased residential loan production. FDIC assessments were unchanged for the third quarter compared with second quarter but were down by $279,000 compared to last year’s assessments.

	Q-3	Q-2	Q-1	Q-4	Q-3
(dollars in thousands)	2011	2011	2011	2010	2010
Noninterest Expense:

Salaries and wages	$6,902	$6,534	$6,551	$6,539	$6,631
Employee benefits	1,391	1,437	1,600	1,153	1,367
Outsourced data processing costs	1,685	1,699	1,522	1,496	1,503
Telephone / data lines	286	319	289	321	383
Occupancy expense	1,967	1,919	1,946	1,699	1,928
Furniture and equipment expense	555	618	593	609	595
Marketing expense	551	667	752	764	577
Legal and professional fees	1,496	1,585	1,757	1,783	2,491
FDIC assessments	687	688	959	947	966
Amortization of intangibles	211	212	212	212	212
Other	1,947	1,812	1,951	2,330	1,886

Total Core Operating Expense	17,678	17,490	18,132	17,853	18,539

Net loss on OREO and repossessed assets	906	441	449	8,763	849
Asset dispositions expense	479	1,142	1,086	1,122	587

Total	$19,063	$19,073	$19,667	$27,738	$19,975

The Company’s residential lending group has produced solid, quality mortgage loan growth in 2011. A total of 329 applications were accepted in the third quarter 2011 for total loans of $87 million, and 988 applications were taken in the first nine months for $233.1 million. Closed mortgage loans totaled $53 million for the quarter, up $3 million compared with the second quarter 2011. A total of $17 million in residential mortgage loans were sold in the third quarter of 2011. Over the first nine months of 2011, a total of $49 million in residential mortgage loans were sold and $86 million were added to the portfolio.

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The Company’s retail and business core deposit focus has produced strong growth in core deposit customer relationships and has resulted in increased balances and improved deposit mix. The improved deposit mix and lower rates paid on interest bearing deposits during the third quarter reduced the overall cost of total deposits to 0.65 percent, 5 basis points lower than in the second quarter 2011 and 19 basis points lower than the third quarter 2010.
Average total deposits for the third quarter ended September 30, 2011 were $1,675 million, $16 million lower than in the third quarter 2010, and ending deposits were seasonally lower compared to second quarter at $1,661 million. Compared to the prior year, deposits were lower due to a planned deposit runoff of customers with single-service certificates of deposit and brokered certificates as they matured. The mix of deposits continued to improve in the third quarter with low cost average interest bearing NOW and savings deposits increasing $7 million or 3.1 percent annualized, and average demand deposits stable at $323 million compared to the second quarter 2011 at $331 million. Average demand deposits increased $44 million or 15.9 percent compared with third quarter a year ago. The average cost of interest bearing core deposits (NOW, savings and money market deposit accounts) during the third quarter was 0.29 percent, down 11 basis points from the third quarter of 2010. Interest rates paid on certificates of deposit were also lower compared to the third quarter last year and totaled 1.66 percent during the third quarter 2011, a decline of 28 basis points. The average cost of total interest bearing liabilities was 0.87 percent, down 8 basis points compared to the second quarter 2011 and 22 basis points lower than the third quarter of 2010.

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As previously reported, the Company has experienced strong growth in core deposit customer relationships since implementing its core growth strategy. A total of 8,065 new households started banking with Seacoast over the past year, up 27.2 percent over the same period one year earlier. These new households have opened 8,523 new checking accounts, an increase of 36.8 percent over the number of new accounts opened during the prior twelve months. These new relationships have also increased average services and average balances per household.
Seacoast will host a conference call on Friday, October 21, 2011 at 9:30 a.m. (Eastern Time) to discuss the earnings results and business trends. Investors may call in (toll-free) by dialing (888) 517-2464 (passcode: 5785075; host: Dennis S. Hudson). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net by selecting “Presentations” under the heading “Investor Services”. A replay of the call will be available for one month, beginning the afternoon of October 21, by dialing (888) 843-7419 (domestic), using the passcode 5785075.
Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast’s website at www.seacoastbanking.net. The link is located in the subsection “Presentations” under the heading “Investor Services”. Beginning the afternoon of October 21, 2011, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

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Seacoast, with approximately $2.1 billion in assets, is one of the largest independent commercial banking organizations in Florida. Seacoast has 39 offices in South and Central Florida and is headquartered on Florida’s Treasure Coast, which is one of the wealthiest areas in the nation.
Cautionary Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.
Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

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You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2010 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

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FINANCIAL HIGHLIGHTS (Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands,except share data)	2011	2010	2011	2010
Summary of Earnings
Net income (loss)	$2,648	$(7,638)	$4,119	$(22,998)
Net income (loss) available to common shareholders	1,711	(8,575)	1,308	(25,809)

Net interest income (1)	16,925	16,532	50,039	50,107

Performance Ratios
Return on average assets-GAAP basis (2), (3)	0.51%	(1.47)%	0.27%	(1.46)%
Return on average tangible assets (2), (3), (4)	0.54	(1.44)	0.30	(1.43)

Return on average shareholders’ equity-GAAP basis (2), (3)	6.33	(16.63)	3.32	(17.93)

Net interest margin (1), (2)	3.44	3.35	3.43	3.35

Per Share Data
Net income (loss) diluted-GAAP basis	$0.02	$(0.09)	$0.01	$(0.36)
Net income (loss) basic-GAAP basis	0.02	(0.09)	0.01	(0.36)

Cash dividends declared	0.00	0.00	0.00	0.00

	September 30,		Increase/
	2011	2010	(Decrease)
Credit Analysis
Net charge-offs year-to-date	$10,885	$34,450	(68.4)%
Net charge-offs to average loans	1.19%	3.42%	(65.2)
Loan loss provision year-to-date	$1,542	$27,705	(94.4)
Allowance to loans at end of period	2.35%	3.04%	(22.7)

Nonperforming loans	$32,627	$69,519	(53.1)
Other real estate owned	23,702	32,406	(26.9)

Total nonperforming assets	$56,329	$101,925	(44.7)

Restructured loans (accruing)	$72,751	$64,403	13.0

Nonperforming assets to loans and other real estate owned at end of period	4.57%	7.87%	(41.9)

Nonperforming assets to total assets	2.75%	5.06%	(45.7)

Selected Financial Data
Total assets	$2,051,037	$2,014,405	1.8
Securities available for sale (at fair value)	611,195	426,931	43.2
Securities held for investment (at amortized cost)	24,575	23,500	4.6
Net loans	1,180,147	1,224,899	(3.7)
Deposits	1,661,274	1,637,030	1.5
Total shareholders’ equity	170,793	179,595	(4.9)
Common shareholders’ equity	123,608	133,659	(7.5)
Book value per share common	1.31	1.43	(8.4)
Tangible book value per share	1.78	1.89	(5.8)
Tangible common book value per share (5)	1.28	1.39	(7.9)
Average shareholders’ equity to average assets	8.06%	8.15%	(1.1)
Tangible common equity to tangible assets (5), (6)	5.91	6.48	(8.8)

Average Balances (Year-to-Date)
Total assets	$2,056,344	$2,103,204	(2.2)
Less: intangible assets	2,814	3,695	(23.8)

Total average tangible assets	$2,053,530	$2,099,509	(2.2)

Total equity	$165,781	$171,453	(3.3)
Less: intangible assets	2,814	3,695	(23.8)

Total average tangible equity	$162,967	$167,758	(2.9)

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).

(4)
The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)	The Company defines tangible common equity as total shareholders equity less preferred stock and intangible assets.

(6)	The ratio of tangible common equity to tangible assets is a non-GAAP ratio used by the investment community to measure capital adequacy.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2011	2010	2011	2010

Interest on securities:
Taxable	$4,750	$3,344	$13,001	$10,397
Nontaxable	38	61	123	187
Interest and fees on loans	15,315	17,181	47,004	52,951
Interest on federal funds sold and other investments	175	252	606	763

Total Interest Income	20,278	20,838	60,734	64,298

Interest on deposits	605	865	1,840	3,343
Interest on time certificates	2,134	2,725	6,789	8,798
Interest on borrowed money	671	787	2,240	2,266

Total Interest Expense	3,410	4,377	10,869	14,407

Net Interest Income	16,868	16,461	49,865	49,891
Provision for loan losses	0	8,866	1,542	27,705

Net Interest Income After Provision for Loan Losses	16,868	7,595	48,323	22,186

Noninterest income:
Service charges on deposit accounts	1,675	1,511	4,663	4,335
Trust income	541	500	1,581	1,467
Mortgage banking fees	556	654	1,460	1,539
Brokerage commissions and fees	321	306	864	849
Marine finance fees	229	330	876	979
Interchange income	969	810	2,855	2,349
Other deposit based EFT fees	71	71	240	246
Other	344	350	923	1,183

	4,706	4,532	13,462	12,947
Securities gains, net	137	210	137	3,687

Total Noninterest Income	4,843	4,742	13,599	16,634

Noninterest expenses:
Salaries and wages	6,902	6,631	19,987	19,869
Employee benefits	1,391	1,367	4,428	4,564
Outsourced data processing costs	1,685	1,503	4,906	4,485
Telephone / data lines	286	383	894	1,184
Occupancy	1,967	1,928	5,832	5,781
Furniture and equipment	555	595	1,766	1,789
Marketing	551	577	1,970	2,146
Legal and professional fees	1,496	2,491	4,838	6,194
FDIC assessments	687	966	2,334	3,011
Amortization of intangibles	211	212	635	773
Asset dispositions expense	479	587	2,006	1,146
Net loss on other real estate owned and repossessed assets	906	849	2,497	4,778
Other	1,947	1,886	5,710	6,098

Total Noninterest Expenses	19,063	19,975	57,803	61,818

Income (Loss) Before Income Taxes	2,648	(7,638)	4,119	(22,998)
Provision for income taxes	0	0	0	0

Net Income (Loss)	2,648	(7,638)	4,119	(22,998)
Preferred stock dividends and accretion on preferred stock discount	937	937	2,811	2,811

Net Income (Loss) Available to Common Shareholders	$1,711	$(8,575)	$1,308	$(25,809)

Per share of common stock:

Net income (loss) diluted	$0.02	$(0.09)	$0.01	$(0.36)
Net income (loss) basic	0.02	(0.09)	0.01	(0.36)
Cash dividends declared	0.00	0.00	0.00	0.00

Average diluted shares outstanding	93,878,199	93,388,715	93,611,223	70,878,230
Average basic shares outstanding	93,524,950	93,388,715	93,492,180	70,878,230

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	December 31,	September 30,
(Dollars in thousands, except share data)	2011	2010	2010

Assets
Cash and due from banks	$29,307	$35,358	$27,833
Interest bearing deposits with other banks	87,578	176,047	173,409

Total Cash and Cash Equivalents	116,885	211,405	201,242

Securities:
Available for sale (at fair value)	611,195	435,140	426,931
Held for investment (at amortized cost)	24,575	26,861	23,500

Total Securities	635,770	462,001	450,431

Loans available for sale	6,897	12,519	7,799

Loans, net of deferred costs	1,208,548	1,240,608	1,263,346
Less: Allowance for loan losses	(28,401)	(37,744)	(38,447)

Net Loans	1,180,147	1,202,864	1,224,899

Bank premises and equipment, net	34,599	36,045	36,689
Other real estate owned	23,702	25,697	32,406
Other intangible assets	2,501	3,137	3,348
Other assets	50,536	62,713	57,591

	$2,051,037	$2,016,381	$2,014,405

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$324,256	$289,621	$276,739
Savings deposits	847,515	812,625	814,098
Other time certificates	257,486	281,681	287,406
Brokered time certificates	5,252	7,093	11,788
Time certificates of $100,000 or more	226,765	246,208	246,999

Total Deposits	1,661,274	1,637,228	1,637,030

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	106,562	98,213	62,522
Borrowed funds	50,000	50,000	50,000
Subordinated debt	53,610	53,610	53,610
Other liabilities	8,798	11,031	31,648

	1,880,244	1,850,082	1,834,810

Shareholders’ Equity
Preferred stock — Series A	47,185	46,248	45,936
Common stock	9,470	9,349	9,345
Additional paid in capital	221,797	221,522	221,426
Accumulated deficit	(115,764)	(112,652)	(102,134)
Treasury stock	(6)	(1)	(1)

	162,682	164,466	174,572

Accumulated other comprehensive gain, net	8,111	1,833	5,023

Total Shareholders’ Equity	170,793	166,299	179,595

	$2,051,037	$2,016,381	$2,014,405

Common Shares Outstanding	94,696,906	93,487,581	93,452,708
Note: The balance sheet at December 31, 2010 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2011			2010	Last 12
(Dollars in thousands, except per share data)	Third	Second	First	Fourth	Months
Net income (loss)	$2,648	$1,113	$358	$(10,205)	$(6,086)

Operating Ratios
Return on average assets-GAAP basis (2),(3)	0.51%	0.21%	0.07%	(2.01)%	(0.30)%
Return on average tangible assets (2),(3),(4)	0.54	0.24	0.10	(1.99)	(0.27)

Return on average shareholders’ equity-GAAP basis (2),(3)	6.33	2.68	0.88	(23.31)	(3.63)

Net interest margin (1),(2)	3.44	3.36	3.48	3.42	3.42
Average equity to average assets	8.07	7.98	8.14	8.63	8.20

Credit Analysis
Net charge-offs	$2,830	$4,024	$4,031	$4,678	$15,563
Net charge-offs to average loans	0.94%	1.32%	1.32%	1.47%	1.27%
Loan loss provision	$0	$902	$640	$3,975	$5,517
Allowance to loans at end of period	2.35%	2.63%	2.80%	3.04%

Restructured Loans (accruing)	$72,751	60,238	76,935	66,350

Nonperforming loans	$32,627	46,165	66,233	68,284
Other real estate owned	23,702	25,877	24,111	25,697

Nonperforming assets	$56,329	$72,042	$90,344	$93,981

Nonperforming assets to loans and other real estate owned at end of period	4.57%	5.93%	7.23%	7.42%
Nonperforming assets to total assets	2.75	3.46	4.34	4.66
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	2.70	3.88	5.41	5.50

Per Share Common Stock
Net income (loss) diluted-GAAP basis	$0.02	$0.00	$(0.01)	$(0.12)	$(0.11)
Net income (loss) basic-GAAP basis	0.02	0.00	(0.01)	(0.12)	$(0.11)

Cash dividends declared	—	—	—	—	$—
Book value per share common	1.31	1.33	1.28	1.28

Average Balances
Total assets	$2,054,856	$2,083,858	$2,030,045	$2,013,405
Less: Intangible assets	2,605	2,816	3,027	3,239

Total average tangible assets	$2,052,251	$2,081,042	$2,027,018	$2,010,166

Total equity	$165,845	$166,342	$165,148	$173,707
Less: Intangible assets	2,605	2,816	3,027	3,239

Total average tangible equity	$163,240	$163,526	$162,121	$170,468

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).

(4)
The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

	September 30,	December 31,	September 30,
SECURITIES	2011	2010	2010
U.S. Treasury and U.S. Government Agencies	$4,226	$4,212	$4,226
Mortgage-backed	603,089	426,477	417,914
Obligations of states and political subdivisions	1,158	1,709	1,756
Other securities	2,722	2,742	3,035

Securities Available for Sale	611,195	435,140	426,931

Mortgage-backed	16,117	18,963	20,752
Obligations of states and political subdivisions	7,458	7,398	2,748
Other securities	1,000	500	0

Securities Held for Investment	24,575	26,861	23,500

Total Securities	$635,770	$462,001	$450,431

	September 30,	December 31,	September 30,
LOANS	2011	2010	2010
Construction and land development	$47,653	$79,306	$92,149
Real estate mortgage	1,055,276	1,060,597	1,064,739
Installment loans to individuals	51,736	51,602	52,192
Commercial and financial	53,534	48,825	53,982
Other loans	349	278	284

Total Loans	$1,208,548	$1,240,608	$1,263,346

AVERAGE BALANCES, YIELDS AND RATES (1) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2011				2010
	Third Quarter		Second Quarter		Third Quarter
	Average	Yield/	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$624,811	3.04%	$591,265	3.10%	$402,970	3.32%
Nontaxable	3,392	6.72	3,518	6.48	5,463	6.81

Total Securities	628,203	3.06	594,783	3.11	408,433	3.37

Federal funds sold and other investments	127,072	0.54	163,847	0.48	259,492	0.39

Loans, net	1,197,686	5.09	1,221,388	5.09	1,291,879	5.29

Total Earning Assets	1,952,961	4.13	1,980,018	4.12	1,959,804	4.23

Allowance for loan losses	(30,666)		(33,425)		(40,434)
Cash and due from banks	27,044		29,513		27,311
Premises and equipment	34,782		35,368		37,421
Other assets	70,735		72,384		78,755

	$2,054,856		$2,083,858		$2,062,857

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
NOW (2)	$394,399	0.24%	$392,514	0.26%	$395,043	0.30%
Savings deposits	126,800	0.11	123,759	0.11	107,241	0.15
Money market accounts (2)	320,683	0.41	319,098	0.45	353,418	0.59
Time deposits	510,755	1.66	530,906	1.74	556,395	1.94
Federal funds purchased and other short term borrowings	99,311	0.27	105,134	0.27	75,085	0.29
Other borrowings	103,610	2.31	103,610	2.81	103,610	2.80

Total Interest-Bearing Liabilities	1,555,558	0.87	1,575,021	0.95	1,590,792	1.09

Demand deposits (noninterest-bearing)	322,646		330,858		278,424
Other liabilities	10,807		11,637		11,439

Total Liabilities	1,889,011		1,917,516		1,880,655

Shareholders’ equity	165,845		166,342		182,202

	$2,054,856		$2,083,858		$2,062,857

Interest expense as a % of earning assets		0.69%		0.76%		0.89%
Net interest income as a % of earning assets		3.44		3.36		3.35

(1)
On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

(2)	Certain reclassifications have been made to prior years’ presentation to conform to the current year presentation.

QUARTERLY TRENDS — LOANS AT END OF PERIOD (Dollars in Millions) Unaudited
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		2009				2010				2011			Nonperforming
Construction and land development		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3rd Qtr	Number
Residential:
Condominiums	>$4 million	$8.4	$7.9	$5.3	$—	$—	$—	$—	$—	$—	$—	$—	$—	—
	<$4 million	7.9	8.8	3.7	6.1	0.9	0.9	0.9	0.9	0.5	—	—	—	—

Town homes	>$4 million	—	—	—	—	—	—	—	—	—	—	—	—	—
	<$4 million	4.2	2.3	—	—	—	—	—	—	—	—	—	—	—

Single Family Residences	>$4 million	6.6	6.5	—	—	—	—	—	—	—	—	—	—	—
	<$4 million	13.9	10.3	7.1	4.1	3.9	3.6	3.8	—	—	—	—	—	—

Single Family Land & Lots	>$4 million	21.8	21.8	5.9	5.9	5.9	5.9	—	—	—	—	—	—	—
	<$4 million	29.6	21.5	19.5	16.6	15.7	9.6	10.3	7.0	6.6	6.5	6.4	0.1	2

Multifamily	>$4 million	7.8	7.8	6.6	6.6	6.6	4.3	—	—	—	—	—	—	—
	<$4 million	17.0	9.8	9.5	8.3	8.1	8.2	6.3	6.1	6.1	5.7	5.5	1.1	2

TOTAL	>$4 million	44.6	44.0	17.8	12.5	12.5	10.2	—	—	—	—	—	—	—
TOTAL	<$4 million	72.6	52.7	39.8	35.1	28.6	22.3	21.3	14.0	13.2	12.2	11.9	1.2	4

GRAND TOTAL		$117.2	$96.7	$57.6	$47.6	$41.1	$32.5	$21.3	$14.0	$13.2	$12.2	$11.9	$1.2	4

QUARTERLY TRENDS — LOANS AT END OF PERIOD (Dollars in Millions) Unaudited
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009				2010				2011
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Construction and land development
Residential
Condominiums	$16.3	$16.7	$9.0	$6.1	$0.9	$0.9	$0.9	$0.9	$0.5	$—	$—
Townhomes	4.2	2.3	—	—	—	—	—	—	—	—	—
Single family residences	20.5	16.8	7.1	4.1	3.9	3.6	3.8	—	—	—	—
Single family land and lots	51.4	43.3	25.4	22.5	21.6	15.5	10.3	7.0	6.6	6.5	6.4
Multifamily	24.8	17.6	16.1	14.9	14.7	12.5	6.3	6.1	6.1	5.7	5.5

	117.2	96.7	57.6	47.6	41.1	32.5	21.3	14.0	13.2	12.2	11.9
Commercial
Office buildings	17.4	13.8	13.8	13.9	13.7	—	—	—	—	—	—
Retail trade	70.0	55.9	23.0	3.9	3.9	—	—	—	—	—	—
Land	60.9	51.2	50.8	45.6	45.7	38.5	35.1	33.6	33.9	10.3	10.2
Industrial	9.0	8.5	8.2	2.5	2.5	0.3	0.3	—	—	—	—
Healthcare	5.7	6.0	4.8	4.8	—	—	—	—	—	—	—
Churches and educational facilities	—	—	—	—	—	—	—	—	—	—	—
Lodging	0.6	—	—	—	—	—	—	—	—	—	—
Convenience stores	—	—	—	—	—	—	—	0.2	0.5	0.6	0.6
Marina	31.6	30.0	28.1	6.8	6.8	—	—	—	—	—	—
Other	6.2	1.4	—	—	—	—	—	—	—	—	—

	201.4	166.8	128.7	77.5	72.6	38.8	35.4	33.8	34.4	10.9	10.8
Individuals
Lot loans	34.0	32.4	30.7	29.3	28.9	27.4	26.3	24.4	20.8	19.4	18.6
Construction	16.2	11.8	11.1	8.5	8.7	8.2	9.1	7.1	7.3	6.7	6.4

	50.2	44.2	41.8	37.8	37.6	35.6	35.4	31.5	28.1	26.1	25.0

Total construction and land development	368.8	307.7	228.1	162.9	151.3	106.9	92.1	79.3	75.7	49.2	47.7

Real estate mortgages
Residential real estate
Adjustable	333.1	328.0	325.9	289.4	290.5	295.9	300.9	303.3	308.6	314.3	324.4
Fixed rate	90.8	90.6	89.5	88.6	87.6	86.0	84.1	82.6	86.6	88.8	92.8
Home equity mortgages	85.5	83.8	83.9	86.8	89.1	79.0	74.4	73.4	67.7	63.1	63.6
Home equity lines	60.3	60.1	59.7	60.1	60.1	58.8	58.4	57.7	57.4	56.9	55.1

	569.7	562.5	559.0	524.9	527.3	519.7	517.8	517.0	520.3	523.1	535.9
Commercial real estate
Office buildings	140.6	141.6	144.2	132.3	131.1	128.2	122.9	122.0	121.3	120.0	122.0
Retail trade	109.1	120.0	151.4	164.6	163.5	155.9	152.0	151.5	150.6	149.6	146.1
Land	—	—	—	—	—	—	—	—	—	—	—
Industrial	95.3	93.0	89.3	88.4	81.7	84.0	79.8	78.0	76.3	68.5	72.5
Healthcare	28.3	30.9	25.4	24.7	29.1	29.4	29.0	30.0	26.6	26.3	29.6
Churches and educational facilities	34.8	34.6	30.8	29.6	29.1	28.5	29.4	28.8	28.6	28.2	27.8
Recreation	1.7	1.4	3.3	3.0	3.0	3.0	2.9	2.9	2.8	2.8	2.7
Multifamily	27.2	31.7	35.1	29.7	25.3	23.6	23.2	22.4	14.2	16.8	15.4
Mobile home parks	3.0	5.6	5.6	5.4	5.3	2.6	2.6	2.5	2.5	2.4	2.2
Lodging	26.3	26.3	25.6	25.5	23.5	23.4	22.1	21.9	21.7	20.0	19.8
Restaurant	6.1	5.1	5.0	4.7	4.7	4.6	4.5	4.5	4.2	4.3	4.3
Agricultural	8.2	11.8	12.0	11.7	11.4	10.8	10.7	10.6	9.2	9.2	8.9
Convenience stores	23.3	23.2	22.8	22.1	22.3	21.0	18.9	18.6	20.1	20.0	19.8
Marina	18.1	18.0	5.9	15.8	15.7	22.2	22.1	21.9	21.7	21.5	21.4
Other	24.9	29.6	28.1	26.6	25.3	25.6	26.8	28.0	27.4	27.3	26.9

	546.9	572.8	584.5	584.1	571.0	562.8	546.9	543.6	527.2	516.9	519.4

Total real estate mortgages	1,116.6	1,135.3	1,143.5	1,109.0	1,098.3	1,082.5	1,064.7	1,060.6	1,047.5	1,040.0	1,055.3

Commercial & financial	75.5	71.8	66.0	61.1	62.1	49.9	54.0	48.8	51.5	48.0	53.5

Installment loans to individuals
Automobile and trucks	19.4	18.0	16.6	15.3	14.4	12.9	11.6	10.9	10.1	9.5	9.2
Marine loans	26.3	26.9	26.8	26.4	25.3	27.3	19.7	19.8	19.4	20.2	21.6
Other	25.7	24.3	23.3	22.3	21.7	20.8	20.9	20.9	20.9	21.6	20.9

	71.4	69.2	66.7	64.0	61.4	61.0	52.2	51.6	50.4	51.3	51.7

Other	0.3	0.3	0.3	0.5	0.2	0.3	0.3	0.3	0.3	0.4	0.3

	$1,632.6	$1,584.3	$1,504.6	$1,397.5	$1,373.3	$1,300.6	$1,263.3	$1,240.6	$1,225.4	$1,188.9	$1,208.5

QUARTERLY TRENDS — INCREASE (DECREASE) IN LOANS BY QUARTER (Dollars in Millions) Unaudited
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009				2010				2011
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Construction and land development
Residential
Condominiums	$(1.1)	$0.4	$(7.7)	$(2.9)	$(5.2)	$—	$—	$—	$(0.4)	$(0.5)	$—
Townhomes	(1.9)	(1.9)	(2.3)	—	—	—	—	—	—	—	—
Single family residences	(6.3)	(3.7)	(9.7)	(3.0)	(0.2)	(0.3)	0.2	(3.8)	—	—	—
Single family land and lots	(1.4)	(8.1)	(17.9)	(2.9)	(0.9)	(6.1)	(5.2)	(3.3)	(0.4)	(0.1)	(0.1)
Multifamily	(2.0)	(7.2)	(1.5)	(1.2)	(0.2)	(2.2)	(6.2)	(0.2)	—	(0.4)	(0.2)

	(12.7)	(20.5)	(39.1)	(10.0)	(6.5)	(8.6)	(11.2)	(7.3)	(0.8)	(1.0)	(0.3)
Commercial
Office buildings	0.1	(3.6)	—	0.1	(0.2)	(13.7)	—	—	—	—	—
Retail trade	1.3	(14.1)	(32.9)	(19.1)	—	(3.9)	—	—	—	—	—
Land	(12.4)	(9.7)	(0.4)	(5.2)	0.1	(7.2)	(3.4)	(1.5)	0.3	(23.6)	(0.1)
Industrial	(4.3)	(0.5)	(0.3)	(5.7)	—	(2.2)	—	(0.3)	—	—	—
Healthcare	5.7	0.3	(1.2)	—	(4.8)	—	—	—	—	—	—
Churches and educational facilities	—	—	—	—	—	—	—	—	—	—	—
Lodging	0.6	(0.6)	—	—	—	—	—	—	—	—	—
Convenience stores	—	—	—	—	—	—	—	0.2	0.3	0.1	—
Marina	0.9	(1.6)	(1.9)	(21.3)	(0.0)	(6.8)	—	—	—	—	—
Other	0.2	(4.8)	(1.4)	—	—	—	—	—	—	—	—

	(7.9)	(34.6)	(38.1)	(51.2)	(4.9)	(33.8)	(3.4)	(1.6)	0.6	(23.5)	(0.1)
Individuals
Lot loans	(1.7)	(1.6)	(1.7)	(1.4)	(0.4)	(1.5)	(1.1)	(1.9)	(3.6)	(1.4)	(0.8)
Construction	(4.1)	(4.4)	(0.7)	(2.6)	0.2	(0.5)	0.9	(2.0)	0.2	(0.6)	(0.3)

	(5.8)	(6.0)	(2.4)	(4.0)	(0.2)	(2.0)	(0.2)	(3.9)	(3.4)	(2.0)	(1.1)

Total construction and land development	(26.4)	(61.1)	(79.6)	(65.2)	(11.6)	(44.4)	(14.8)	(12.8)	(3.6)	(26.5)	(1.5)

Real estate mortgages
Residential real estate
Adjustable	4.1	(5.1)	(2.1)	(36.5)	1.1	5.4	5.0	2.4	5.3	5.7	10.1
Fixed rate	(4.7)	(0.2)	(1.1)	(0.9)	(1.0)	(1.6)	(1.9)	(1.5)	4.0	2.2	4.0
Home equity mortgages	0.7	(1.7)	0.1	2.9	2.3	(10.1)	(4.6)	(1.0)	(5.7)	(4.6)	0.5
Home equity lines	1.8	(0.2)	(0.4)	0.4	—	(1.3)	(0.4)	(0.7)	(0.3)	(0.5)	(1.8)

	1.9	(7.2)	(3.5)	(34.1)	2.4	(7.6)	(1.9)	(0.8)	3.3	2.8	12.8
Commercial real estate
Office buildings	(5.8)	1.0	2.6	(11.9)	(1.2)	(2.9)	(5.3)	(0.9)	(0.7)	(1.3)	2.0
Retail trade	(2.8)	10.9	31.4	13.2	(1.1)	(7.6)	(3.9)	(0.5)	(0.9)	(1.0)	(3.5)
Land	—	—	—	—	—	—	—	—	—	—	—
Industrial	0.6	(2.3)	(3.7)	(0.9)	(6.7)	2.3	(4.2)	(1.8)	(1.7)	(7.8)	4.0
Healthcare	(0.9)	2.6	(5.5)	(0.7)	4.4	0.3	(0.4)	1.0	(3.4)	(0.3)	3.3
Churches and educational facilities	(0.4)	(0.2)	(3.8)	(1.2)	(0.5)	(0.6)	0.9	(0.6)	(0.2)	(0.4)	(0.4)
Recreation	—	(0.3)	1.9	(0.3)	—	—	(0.1)	—	(0.1)	—	(0.1)
Multifamily	—	4.5	3.4	(5.4)	(4.4)	(1.7)	(0.4)	(0.8)	(8.2)	2.6	(1.4)
Mobile home parks	—	2.6	—	(0.2)	(0.1)	(2.7)	—	(0.1)	—	(0.1)	(0.2)
Lodging	(0.3)	—	(0.7)	(0.1)	(2.0)	(0.1)	(1.3)	(0.2)	(0.2)	(1.7)	(0.2)
Restaurant	(0.1)	(1.0)	(0.1)	(0.3)	—	(0.1)	(0.1)	—	(0.3)	0.1	—
Agricultural	(0.3)	3.6	0.2	(0.3)	(0.3)	(0.6)	(0.1)	(0.1)	(1.4)	—	(0.3)
Convenience stores	(0.2)	(0.1)	(0.4)	(0.7)	0.2	(1.3)	(2.1)	(0.3)	1.5	(0.1)	(0.2)
Marina	(0.1)	(0.1)	(12.1)	9.9	(0.1)	6.5	(0.1)	(0.2)	(0.2)	(0.2)	(0.1)
Other	(0.5)	4.7	(1.5)	(1.5)	(1.3)	0.3	1.2	1.2	(0.6)	(0.1)	(0.4)

	(10.8)	25.9	11.7	(0.4)	(13.1)	(8.2)	(15.9)	(3.3)	(16.4)	(10.3)	2.5

Total real estate mortgages	(8.9)	18.7	8.2	(34.5)	(10.7)	(15.8)	(17.8)	(4.1)	(13.1)	(7.5)	15.3

Commercial & financial	(7.3)	(3.7)	(5.8)	(4.9)	1.0	(12.2)	4.1	(5.2)	2.7	(3.5)	5.5

Installment loans to individuals
Automobile and trucks	(1.4)	(1.4)	(1.4)	(1.3)	(0.9)	(1.5)	(1.3)	(0.7)	(0.8)	(0.6)	(0.3)
Marine loans	0.3	0.6	(0.1)	(0.4)	(1.1)	2.0	(7.6)	0.1	(0.4)	0.8	1.4
Other	(0.4)	(1.4)	(1.0)	(1.0)	(0.6)	(0.9)	0.1	—	—	0.7	(0.7)

	(1.5)	(2.2)	(2.5)	(2.7)	(2.6)	(0.4)	(8.8)	(0.6)	(1.2)	0.9	0.4

Other	—	—	—	0.2	(0.3)	0.1	—	—	—	0.1	(0.1)

	$(44.1)	$(48.3)	$(79.7)	$(107.1)	$(24.2)	$(72.7)	$(37.3)	$(22.7)	$(15.2)	$(36.5)	$19.6